UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2021

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Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

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Virginia	0-9881	54-1162807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Shentel Way

Edinburg, Virginia 22824

(Address of Principal Executive Offices) (Zip Code)

(540) 984-4141

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 2, 2021, Shenandoah Telecommunications Company (“Shentel” or the “Company”) issued a press release announcing that its Board of Directors (the “Board”) declared the Special Dividend (as defined below). A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 8.01. Other Events.

On July 2, 2021, the Company’s Board declared a special dividend of $18.75 per share on the issued and outstanding shares of the Company’s common stock (the “Special Dividend”). The Special Dividend is payable on August 2, 2021 to shareholders of record as of the close of business on July 13, 2021. Since the Special Dividend is more than 25% of the current share price, in accordance with NASDAQ rules, the ex-dividend date will be August 3, 2021, the first business day after the payment date.

The Company currently expects approximately $19.6 million of the Special Dividend to be reinvested in shares of the Company’s common stock via the Company’s Dividend Reinvestment Plan. The reinvested dividends are expected to be used to purchase shares of the Company’s common stock in market transactions during the thirty days following the dividend payment date.

The total payout to Shentel shareholders, before any reinvestment via the Company’s Dividend Reinvestment Plan, will be approximately $936.6 million.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Shenandoah Telecommunications Company Press Release, dated July 2, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

This Current Report on Form 8-K contains forward-looking statements about Shentel. These statements can be identified by the use of forward-looking terminology such as "believes," "estimates," "expects," "intends," "may," "will," "should," "could," or "anticipates" or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management's beliefs, assumptions and current expectations and may include comments as to Shentel's beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel's control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. A discussion of other factors that may cause actual results to differ from management's projections, forecasts, estimates and expectations is available in Shentel's filings with the Securities and Exchange Commission. Those factors may include natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19, changes in general economic conditions, increases in costs, changes in regulation and other competitive factors. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shenandoah Telecommunications Company

Date: July 2, 2021	By:	/s/ James J. Volk
James J. Volk
Senior Vice President – Chief Financial Officer (Principal Financial Officer)